UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2017
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On May 8, 2017, the Company and certain of its subsidiaries entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated U.S. Credit Facility”) with Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), as administrative agent and collateral agent, and the other lenders party thereto. Among other things, the Amended and Restated U.S. Credit Facility increased the revolving loan commitment from $700.0 million to $750.0 million and increased the term loan commitment from $500.0 million to $800.0 million. In connection with the Amended and Restated U.S. Credit Facility, the Company borrowed $300.0 million under the term loan commitment and applied the proceeds to repay revolving loan borrowings.
Under the Amended and Restated U.S. Credit Facility, the maturity date of the revolving loan commitment and the term loans was extended from February 10, 2020 to May 6, 2022. Pursuant to the Amended and Restated U.S. Credit Facility, installments of principal on the term loans are required to be made in an amount equal to 1.25% of the original principal amount of the term loans on a quarterly basis prior to the maturity date of the term loans. In addition, the minimum consolidated tangible net worth covenant was amended.
All obligations under the Amended and Restated U.S. Credit Facility continue to be unconditionally guaranteed by certain of the Company’s subsidiaries and continue to be secured by a first priority lien on (i) the accounts receivable and inventory of our Company and its non-Mexico subsidiaries, (ii) 100% of the equity interests in our domestic subsidiaries, To-Ricos, Ltd. and To-Ricos Distribution, Ltd., and 65% of the equity interests in our direct foreign subsidiaries and (iii) substantially all of the assets of the Company and the guarantors under the Amended and Restated U.S. Credit Facility.
The foregoing description of the Amended and Restated U.S. Credit Facility and the transactions contemplated by the Amended and Restated U.S. Credit Facility does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated U.S. Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Third Amended and Restated Credit Agreement dated May 8, 2017 among Pilgrim’s Pride Corporation, the other loan parties thereto, and the lenders party thereto, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 10, 2017	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1
Third Amended and Restated Credit Agreement dated May 8, 2017 among Pilgrim’s Pride Corporation, the other loan parties thereto, and the lenders party thereto, and Coöperatieve Rabobank U.A., New York Branch, as administrative agent and collateral agent.